EXHIBIT 99(a)

For Further Information:
Investor Contact:	Gary Frazier (203) 459-7331 gfrazier@oxfordhealth.com Jon Green (203) 459-6674 jgreen@oxfordhealth.com

Media Contact:	Maria Gordon Shydlo (203) 459-7674 mshydlo@oxfordhealth.com

FOR IMMEDIATE RELEASE

Oxford Health Plans, Inc. Agrees in Principle To Partially Settle Insurance Claim on Securities Class Action

TRUMBULL, CT, August 26, 2003–Oxford Health Plans, Inc. (NYSE: OHP) today announced that it has reached an agreement in principle to settle its pending lawsuit against certain of the excess insurance carriers who provided insurance coverage in connection with the previously settled 1997 securities class action against the Company. As previously disclosed, in 1999 the Company purchased a $200 million excess insurance policy. In connection with the previously announced $225 million settlement of the securities class action, the Company recovered $25 million from the first level excess insurance carrier and had remaining claims of approximately $41.8 million against the other excess insurance carriers. The Company has agreed in principle with certain of the excess insurance carriers to settle approximately $17.9 million of these claims for a total of approximately $14.3 million, which will be reflected in income for the third quarter ending September 30, 2003. The agreement is subject to final documentation. The Company has a remaining claim of approximately $23.9 million against one excess insurance carrier. The Company intends to vigorously pursue recovery of this outstanding amount.

About Oxford

Founded in 1984, Oxford Health Plans, Inc. provides health plans to employers and individuals primarily in New York, New Jersey and Connecticut, through its direct sales force, independent insurance agents and brokers. Oxford’s services include traditional health maintenance organizations, point-of-service plans, Medicare plans and third party administration of employer-funded benefits plans. More information about Oxford Health Plans, Inc. is available at www.oxfordhealth.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release, including statements concerning the settlement of the Company’s claims against certain excess insurance carriers and other statements contained herein regarding matters that are not historical facts, are forward-looking statements as defined in the Securities Exchange Act of 1934; and because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to:

•	Changes in federal or state regulation relating to health care and health benefit plans, including proposed patient protection legislation and mandated benefits.

•	The state of the economy.

•	Rising medical costs or higher utilization of medical services, including higher out-of-network utilization under point-of-service plans and new drugs and technologies.

•	Competitive pressure on the pricing of the Company’s products, including acceptance of premium rate increases by the Company’s commercial groups.

•	Higher than expected administrative costs in operating the Company’s business and the cost and impact on service of changing technologies.

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•	The ability of the Company to maintain risk transfer, risk sharing, incentive and other provider arrangements and the resolution of existing and future disputes over the reconciliations and performance under such arrangements.

•	Any changes in the Company’s estimates of its medical costs and expected cost trends.

•	The impact of future developments in various litigation including the periodic examination, investigation and review of the Company by various federal and state authorities.

•	The Company’s ability to renew existing members and attract new members.

•	The Company’s ability to develop processes and systems to support its operations and any future growth and administer new health care benefit designs.

•	Any future acts or threats of terrorism or war.

•	Those factors included in the discussion under the caption “Cautionary Statement Regarding Forward-Looking Statements” in Part I, Item 1, of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and Part I, Item 2, of the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2003 and June 30, 2003.

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